Exhibit 99.1

AbTech Holdings, Inc. Annual Shareholder Meeting MAY 28, 2015 OTC QB : ABHD ABTECH HOLDINGS, INC. - OTC QB: ABHD 1

Legal Notice The management and representatives of AbTech Holdings, Inc. may make comments that may be deemed to be “forward - looking statements” which are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward - looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward - looking statements due to numerous factors. Such factors include risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors and the company’s key strategic relationships and other risks detailed in the company’s filing with the Securities and Exchange Commission. AbTech assumes no obligation to update any forward - looking information with respect to the announcements described herein. ABTECH HOLDINGS, INC. - OTC QB: ABHD 2

Recent Events Recently, there have been numerous articles published regarding an ongoing federal investigation into Dean Skelos and his Son Adam Skelos , who was a consultant for AbTech . The recent events have cast a shadow over our public private partnership (P3) strategy for stormwater management, which was a key initiative for the Company. As the federal probe continued, it has resulted in the termination of our collaboration with Corvias Group and suspension of the contract with Nassau County. Accordingly, we have looked at expenses and have already eliminated $865,000 in annual costs, or $72,000 in monthly savings, across consultants, personnel and other operating expenses. We will continue to seek out additional cost savings. None of the negative events related to the goodness, utility or value that the SmartSponge ® technology brings to stormwater management and more broadly the environment. Nor does it diminish the important role that we expect P3’s to play in the management of municipal stormwater . ABTECH HOLDINGS, INC. - OTC QB: ABHD 3

Moving Forward AbTech is fortunate to be supported by a dedicated group of investors, board of directors, management and employees. Given recent events, we must articulate a clear strategy to move the Company aggressively forward. Management has focused the Company’s resources on 5 key priorities: 1. More aggressively grow our stormwater product sales business. 2. Launch in the 3 rd quarter our integrated stormwater program for commercial customers. 3. Accelerate the time - to - market of our heavy metals technology. 4. Seek out a new partner for our P3 model stormwater strategy. 5. Opportunistically complete transactions that accrete revenue, enhance out technology and broaden our offerings. ABTECH HOLDINGS, INC. - OTC QB: ABHD 4

Stormwater Product Sales Starting in 4 th quarter of 2014 we began focusing more on our stormwater product sales business. This is a desirable portion of our business for several reasons. First, the customers are diversified amongst municipalities, commercial property owners, airports and the Department of Defense. Secondly, our gross margins are typically between 45 to 70%. Thirdly, though the sales cycle will vary by customer segment and the scope of the project, it generally has a much shorter sales cycle. Tactically, to support our efforts we launched a commission - based sales incentive program for our salespeople on January 1, 2015. Additionally, we are expanding our web presence to launch a more product focused web experience for those customers. Finally, we are automating certain parts of our process to improve accuracy and reduce fulfillment time for revenue recognition purposes. This is what we call our bread and butter business. Thus far we have not only been experiencing reorders of past installations such as airport locations, but are also seeing expansion of existing installations like those at a California military base and new orders in particular from big - box retailers. We see this initiative potentially contributing substantially to our revenue line in 2015 . ABTECH HOLDINGS, INC. - OTC QB: ABHD 5

Integrated Stormwater Program We are anticipating the launch of our integrated Stormwater Fee Credit Program in the 3 rd quarter of this year. Many municipalities have implemented a separate stormwater fee or tax on property owners. In conjunction with the new fee or tax, the municipalities have provided an opportunity for the property owner to offset all or a portion of these fees by improving the quality of stormwater or reducing the quantity of stormwater going into the system. Both quality and quantity of stormwater drive the municipality ’ s required investment into the stormwater system. Our Stormwater Fee Credit Program will allow customers to start saving money immediately, with no out - of - pocket costs to participate, which will improve the customers compliance with existing regulations and contribute to the organization ’ s sustainability initiatives. The Program, which will initially focus on improving stormwater quality, requires a five or ten year customer commitment and includes all services to design, install, maintain, and replace products. ABTECH HOLDINGS, INC. - OTC QB: ABHD 6

Accelerate Heavy Metals Technology AbTech is also focusing some additional resources in order to accelerate our time - to - market of the heavy metals technology. Testing on the media technology that we in - licensed last year, has continued to perform positively. The removal of heavy metals typically found in stormwater and the removal of the nutrient phosphate, continues to perform well. We also believe that in early 3 rd quarter we will have a scaled up manufacturing process that will be capable of producing commercial scale quantities of media. Encouragingly , our continued testing seems to be demonstrating excellent removal rates even with very short retention times. Additional testing is underway, but the results are looking excellent. One challenge that we had was with the key target application to selenium from mine water. In testing using actual mine water samples, as opposed to laboratory prepared spiked samples which were excellent, we had poor performance results because of the presence of sulphates in much higher concentrations than our target selenium. We are seeking to address this by changing the metal used in the ion exchange to one that has much greater affinity to selenium than sulphate . ABTECH HOLDINGS, INC. - OTC QB: ABHD 7

P3 Model Stormwater Strategy As previously stated, we continue to see tremendous long - term value in the P3 model to address stormwater issues with municipalities. Certainly we are disappointed with the loss of our first partner and obviously the controversy surrounding our first contract of this nature. Other groups have continued to engage the Company, even through the recent struggles, seeking partnerships in this realm. The P3 model is not one that AbTech could hope to execute entirely on its own and a large significant partner would be key. We continue to believe in the concept and its associated value to work to try and close another relationship prior to the year end. Our role in this endeavor will be quite different from our previous efforts. AbTech ’ s role will be as a facilitator of the implementation of the model and technology provider, versus one of being a prime contractor. ABTECH HOLDINGS, INC. - OTC QB: ABHD 8

Opportunistic Transactions And finally, our fifth priority is to seek out on an opportunistic basis deals that build top line revenue, contribute to gross margin, and expand our base of technology and offerings. The Company currently has one such opportunity in the analysis stage. ABTECH HOLDINGS, INC. - OTC QB: ABHD 9

International We are continuing to support Naylor Industries, our UK distributor, and SPEL Environmental , our Australian distributor. In January we completed and shipped the initial Naylor order of approximately $107,000. Importantly , we are also collaborating with Naylor on the development of the CSO solution, which is short for Combined Sewer System Overflow solution, which I will talk more about in a moment. Due to the challenges the Company currently faces here in the US, constrained resources and our stated priorities, the Company has decided to suspend our continued investment into the landfill leachate market in the UK. We continue to maintain our exclusive global rights to the liquid/solid separation technology, but are instead going to focus on less aggressive, and expensive, domestic opportunities to deploy the initial units. We continue to believe in the opportunity for the technology in the UK, but feel we can get smaller units to market faster and less expensively here in the US. ABTECH HOLDINGS, INC. - OTC QB: ABHD 10

Research and Development The lead effort in R&D is the heavy metals program that was previously discussed. In addition to that effort, several other initiatives are underway. The Company is pursuing the development of a solution for combined sewer overflow systems or CSO systems. These are systems where stormwater and raw sewage are handled using the same infrastructure versus separate systems. CSO ’ s are common on the East coast of the US and internationally throughout the world. We have immediate demand for a solution both domestically in the US and in the UK, importantly on the River Thames. We are completing a feasibility analysis that will include technology selection, preliminary design, and economic analysis. This should be completed in 4 th quarter 2015 and will be key to assessing the opportunity going forward . In addition, Upen Bharwada, the Company ’ s new chief technology officer, is moving forward with an application to use SmartSponge Plus as a pretreatment to salt water reverse osmosis systems. The basic premise is twofold. The primary purpose is to reduce biofouling of the membranes. Essentially when sea water is brought into the system, bacteria hitches a ride and attaches to the surface of the membrane. As those bacteria accumulate and propagate, the membrane operates progressively less efficiently. SmartSponge Plus happens to be very effective at reducing the key “ringleader” bacteria in this process. An additional benefit of using SmartSponge as the substrate is that it will also remove the hydrocarbons that will foul the RO membranes. A cartridge based system for boats and larger terrestrial systems for desalination plants are the initial target markets. ABTECH HOLDINGS, INC. - OTC QB: ABHD 11

In Closing We truly appreciate all the support during this very difficult time. Although our business may look very different for the remainder of 2015 than we originally conceived, we look forward to achieving significant, material improvement in revenue and gross margin this year. ABTECH HOLDINGS, INC. - OTC QB: ABHD 12

Thank You FOR INFORMATION PLEASE CONTACT: ABTECH HOLDINGS, INC. JTHATCHER@ABTECHINDUSTRIES.COM PHONE: +1 (480) 874 - 4000 ABTECH HOLDINGS, INC. - OTC QB: ABHD 13